UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 17, 2018

WERNER ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA	0-14690	47-0648386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14507 FRONTIER ROAD POST OFFICE BOX 45308 OMAHA, NEBRASKA		68145-0308
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (402) 895-6640

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR40.13e-4(c )

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 8.01.	OTHER EVENTS.

On May 17, 2018, a Harris County (Houston), Texas, jury rendered an adverse verdict against Werner Enterprises, Inc. (the “Company”) in a lawsuit arising from an accident between a Werner tractor-trailer and a passenger vehicle. The accident happened on December 30, 2014, near Odessa, Texas. A Werner driver was westbound on Interstate 20. A pickup truck, driven by Zaragoza Salinas, was eastbound on Interstate 20. The Salinas pickup lost control in the eastbound lanes, traveled into and through the grassy interstate median, and directly into the path of the Werner unit. The pickup had spun prior to impact, so that the bed of the pickup first struck the front of the Werner tractor.

As a result of the accident, four passengers in the pickup sustained varying injuries. Tragically, a 7 year-old boy died, and his 12 year-old sister suffered catastrophic brain injuries. The children’s mother and their 14 year-old brother were also injured.

Werner’s driver did not receive a citation, and the investigating officers placed no blame on the Werner driver. The Werner driver was traveling well below the posted speed limit, did not lose control of his tractor-trailer, and even brought the unit to a controlled stop after the impact.

Despite these facts, the jury awarded a gross verdict of approximately $89.7 million to the family. The jury did not award any punitive damages. The jury verdict form contained varying answers regarding apportionment of fault to Mr. Salinas, Werner, and Werner’s driver. As a result, the court has not yet ruled on the net amount that will be awarded to the family. Accordingly, the Company currently is unable to determine its potential liability related to the verdict.

The Company has premium-based liability insurance to cover the potential outcome from this jury verdict, as more fully described in Item 3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. Under the Company’s insurance policies in effect on the date of this accident, the Company’s maximum liability for this accident is $10 million with premium-based coverage above this amount. As a result of this jury verdict, the Company intends to accrue this $10 million liability in its financial statements during second quarter 2018.

The Company will be pursuing an appeal of this verdict.

This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on information presently available to the registrant’s management and are current only as of the date made. Actual results could also differ materially from those anticipated as a result of a number of factors, including, but not limited to, those discussed in the registrant’s Annual Report on Form 10-K for the year ended December 31, 2017. For those reasons, undue reliance should not be placed on any forward-looking statement. The registrant assumes no duty or obligation to update or revise any forward-looking statement, although it may do so from time to time as management believes is warranted or as may be required by applicable securities law. Any such updates or revisions may be made by the registrant by filing reports with the U.S. Securities and Exchange Commission, through the issuance of press releases or by other methods of public disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WERNER ENTERPRISES, INC.

Date: May 18, 2018	By:	/s/ John J. Steele
John J. Steele
Executive Vice President, Treasurer and Chief Financial Officer

Date: May 18, 2018	By:	/s/ James L. Johnson
James L. Johnson
Executive Vice President, Chief Accounting Officer and Corporate Secretary